United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 2, 2012

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oak Ridge Micro-Energy, Inc., a Colorado corporation and the Registrant (the “Company”), Newmark Investment Limited, a corporation organized under the laws of Hong Kong (“Newmark”), and Carbon Strategic Pte Ltd, a corporation organized under the laws of Singapore (“Carbon Strategic”), executed and delivered a Stock Purchase Agreement on October 2, 2012 (the “SPA”).  The principal terms of the SPA were as follows: (i) the Company would acquire all of the issued and outstanding shares of any class of Carbon Strategic, in consideration of the issuance of 94,130,440 shares of the Company’s common stock comprised of Rule 144 defined “restricted securities”; (ii) Mark Meriwether, the Company’s sole director and executive officer would be required to pay and/or compromise all outstanding debts of the Company amounting to $190,579.31, which was contemplated to include accounting and legal fees required to file the 10-Q Quarterly Report for the quarter ended September 30, 2012, and to pay the legal and filing fees to bring current any delinquent filings regarding the current patents or patents pending related to the Company’s thin-film battery technology that are or would become due through October, 2012; (iii) subject to the closing and reservation of sufficient funds to pay the $190,579.31 in outstanding liabilities of the Company, Mr. Meriwether would be paid $150,000 and 3,000,000 shares of common stock of the Company comprised of Rule 144 “restricted securities” for a Termination of Employment Agreement Fee and $500,000 for entering into a two (2) year Consulting Agreement with the Company; (iv) the name of the Company would remain as “Oak Ridge Micro-Energy, Inc.,” and its common stock would presumably continue to trade on the OTCBB under the trading symbol “OKME”; (v) Mr. Meriwether would resign as the President, Treasurer and the Secretary of the Company on closing, while remaining on the Board of Directors, and Jeffrey John Flood, the Managing Director of Carbon Strategic would then be elected to serve on the Board of Directors and to the positions of President, Treasurer and Secretary; (vi) and Mr. Flood would execute a one (1) year Employment Agreement with the Company at a salary yet to be determined.

The SPA contained customary and usual representations and warranties of the parties, along with various covenants to be observed and conditions to the obligations of each to close the SPA.

A copy of the SPA is attached hereto and incorporated herein by reference.  See Item 9.01.  The foregoing summary is modified in its entirety by such reference.

A prior Letter of Intent to acquire Carbon Strategic, which was described in an 8-K Current Report dated and filed with the Securities and Exchange Commission on August 15, 2012, expired on September 29, 2012.

Carbon Strategic specializes in designing and developing project models for sustainable forest development and forest conservation through biodiversity, REDD (“Reduced Emissions from Deforestation and Degradation”) carbon mechanisms, sustainable forestry practices, carbon origination for renewable energy projects and strategic solutions for sustainable practice in industry.

The SPA was closed on October 8, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item as a result of the closing of the SPA will be filed with the Securities and Exchange Commission on or before October 12, 2012.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.01 Changes in Control of Registrant.

See Item 1.01; additional information will be filed with the Securities and Exchange Commission on or before October 12, 2012.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01; additional information will be filed with the Securities and Exchange Commission on or before October 12, 2012.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Exhibit Description

10.1

Stock Purchase Agreement dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	October 8, 2012	By:	/s/ Jeffrey J. Flood
Jeffrey J. Flood
President, Treasurer, Secretary and Director

3